Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

Hallmark Financial Services, Inc. and subsidiaries

Dallas, Texas

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-140000), Form S-8 (No. 333-160050), Form S-8 (No. 333-210078) and S-3 (No. 333-231502) of Hallmark Financial Services, Inc. of our report dated March 16, 2022, relating to the consolidated financial statements and financial statement schedules, which appear in this annual report on Form 10-K for the year ended December 31, 2021.

/s/ BAKER TILLY US, LLP

Milwaukee, Wisconsin

March 16, 2022